Cohen & Steers, Inc.
280 Park Avenue
New York, NY 10017-1216
Tel (212) 832-3232

Contact:
Matthew S. Stadler
Executive Vice President
Chief Financial Officer
Cohen & Steers, Inc.
Tel (212) 446-9168

COHEN & STEERS REPORTS RESULTS FOR THIRD QUARTER 2021

New York, NY, October 20, 2021—Cohen & Steers, Inc. (NYSE: CNS) today reported financial results for the three months ended September 30, 2021, including net income and earnings per share. The third quarter 2021 earnings release and accompanying earnings presentation can be viewed at Cohen & Steers Reports Results for Third Quarter 2021 and on the company’s website at www.cohenandsteers.com under "Company—Investor Relations—Press Releases."

Conference Call

The company will host a conference call tomorrow, October 21, 2021, at 10:00 a.m. (ET) to discuss these results via webcast and telephone. Hosting the call will be chief executive officer, Robert Steers, president, Joseph Harvey, and chief financial officer, Matthew Stadler.

Investors and analysts can access the live conference call by dialing 800-771-6692 (U.S.) or +1-212-231-2911 (international); passcode: 21998372. Participants should plan to register at least 10 minutes before the conference call begins. A replay of the call will be available for two weeks starting at approximately 12:00 p.m. (ET) on October 21, 2021 and can be accessed at 800-633-8284 (U.S.) or +1-402-977-9140 (international); passcode: 21998372. Internet access to the webcast, which includes audio (listen-only), will be available on the company's website at www.cohenandsteers.com under "Company—Investor Relations—Overview." The webcast will be archived on the website for one month.

About Cohen & Steers

Cohen & Steers is a leading global investment manager specializing in real assets and alternative income, including real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong and Tokyo.